UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 1, 2017

Date of Report (Date of earliest event reported)

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37509 (Commission File Number)	47-3913221 (IRS Employer Identification No.)

15455 Dallas Parkway, Suite 440 Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Item 1.01.           Entry into a Material Definitive Agreement

On May 1, 2017, Daseke, Inc. (the “Company”) through Daseke TRS LLC, an indirect wholly-owned subsidiary of the Company (“Buyer”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Thomas R. Schilli, Laura Schilli Holcomb, Joyce Schilli Barclay, William H. Holcomb, Ann Louise Holcomb and the guardian of Thomas J. Barclay and Steven L. Barclay, pursuant to which Buyer acquired 100% of the outstanding equity interests of Schilli Leasing, Inc., Schilli Motor Lines, Inc., Schilli National Truck Leasing and Sales, Inc., and Schilli Distribution Services, Inc. (the “Acquisition”). In connection therewith, on May 1, 2017, a wholly-owned subsidiary of the Company merged with and into Schilli Transportation Services, Inc., with Schilli Transportation Services, Inc. becoming a wholly-owned subsidiary of the Company, resulting in the acquisition by the Company of 100% of the outstanding equity interests of Schilli Transportation Services, Inc. (such combination, together with the Acquisition, the “Transaction”). The Purchase Agreement contains customary representations, warranties and covenants.  The Transaction closed on May 1, 2017.

Total consideration paid by the Company pursuant to the Transaction consisted of $21.0 million in cash and 232,885 shares of Daseke common stock at an aggregate value of $2.34 million.  The $21.0 million in cash was funded through a delayed draw on the Company’s Term Loan Agreement with Credit Suisse AG, Cayman Islands Branch and the other financial institutions party thereto (the “Term Loan Agreement”).  Such delayed draw occurred on May 1, 2017.  For more information regarding the Term Loan Agreement, please see the Company’s Current Report on Form 8-K filed on March 3, 2017.

Item 2.01.           Completion of Acquisition or Disposition of Assets

The disclosure set forth under Item 1.01 above is incorporated in this Item 2.01 by reference.

Item 2.03.           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated in this Item 2.03 by reference.  For more information regarding the Term Loan Agreement, please see the Company’s Current Report on Form 8-K filed on March 3, 2017, which report (including the Term Loan Agreement) is incorporated herein by reference.

Item 5.01.Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 2, 2017, the board of directors of the Company adopted a new Code of Conduct and a new Financial Code of Ethics to replace entirely its prior Code of Ethics. The new Code of Conduct and new Financial Code of Ethics, which are available on the Company’s website at http://wwwinvestor.daseke.com, generally address the same matters as the former Code of Ethics. The information on the Company's website does not constitute part of this Current Report on Form 8-K (this “Current Report”) and is not incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits

(a)Financial Statements of the business acquired.

Any financial statements required to be filed in response to this Item 9.01(a) with respect to the transactions described in Item 2.01 herein will be filed by amendment to this Current Report not later than 71 calendar days after the due date of this Current Report.

(b)Pro forma financial information.

Any pro forma financial information required to be filed in response to this Item 9.01(b) with respect to the transactions described in Item 2.01 herein will be filed by amendment to this Current Report not later than 71 calendar days after the due date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DASEKE, INC.

May 5, 2017	By:	/s/ Angie J. Moss
	Name:	Angie J. Moss
	Title:	Vice President, Chief Accounting Officer and Corporate Controller